Exhibit h.15

AMENDMENT TO SUBLICENSE AGREEMENT

This Amendment to the Sublicense Agreement dated April 25, 2000 (the “Agreement”) between Barclays Global Investors, N.A. (“BGI”), a national banking association, and iShares Trust (“iShares”), a Delaware statutory trust, is effective as of April 1, 2006.

WHEREAS, pursuant to Section 7 of the Agreement the parties may amend the Agreement from time to time; and

NOW THEREFORE, Exhibit A is hereby deleted in its entirety and amended to read as attached.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the License Agreement to be executed as of the date first set forth above.

BARCLAYS GLOBAL INVESTORS, N.A.

By:	/s/ Michael Latham
Name:	Michael Latham
Title:	Managing Director

By:	/s/ Raman Suri
Name:	Raman Suri
Title:	Principal

ISHARES TRUST

By:	/s/ Stephanie Allen
Name:	Stephanie Allen
Title:	Assistant Secretary

Exhibit A

iShares S&P 100 Index Fund

iShares S&P 500 Index Fund

iShares S&P 500/BARRA Growth Index Fund

iShares S&P 500/BARRA Value Index Fund

iShares S&P MidCap 400 Index Fund

iShares S&P MidCap 400/BARRA Growth Index Fund

iShares S&P MidCap 400/BARRA Value Index Fund

iShares S&P SmallCap 600 Index Fund

iShares S&P SmallCap 600/BARRA Growth Index Fund

iShares S&P SmallCap 600/BARRA Value Index Fund

iShares S&P Europe 350 Index Fund

iShares S&P/TSE 60 Index Fund

iShares S&P Global 100 Index Fund

iShares S&P Global Energy Sector Index Fund

iShares S&P Global Financials Sector Index Fund

iShares S&P Global Healthcare Sector Index Fund

iShares S&P Global Technology Sector Index Fund

iShares S&P Global Telecommunications Sector Index Fund

iShares S&P Latin America 40 Index Fund

iShares S&P/TOPIX 150 Index Fund

iShares S&P 1500 Index Fund

iShares S&P Global Consumer Discretionary Sector Index Fund

iShares S&P Global Consumer Staples Sector Index Fund

iShares S&P Global Industrials Sector Index Fund

iShares S&P Global Information Technology Sector Index Fund

iShares S&P Global Materials Sector Index Fund

iShares S&P U.S. Preferred Stock Index Fund